Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-290665 and 333-290665-01
Pricing Supplement Dated October 16, 2026 (To Prospectus dated December 8, 2025, Series A Prospectus Supplement dated December 8, 2025 and Product Supplement No. WF-1 dated December 8, 2025)

BofA Finance LLC Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by Bank of America Corporation

Market Linked Securities—Auto-Callable with Contingent Downside

$4,898,000 Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the iShares® Russell 2000® Value ETF and the iShares® Expanded Tech-Software Sector ETF due April 22, 2030

◼Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the iShares® Russell 2000® Value ETF and the iShares® Expanded Tech-Software Sector ETF (each referred to as an “Underlying”)

◼Unlike ordinary debt securities, the Securities do not pay interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below.  Whether the Securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount, will depend, in each case, on the Fund Closing Price of the Lowest Performing Underlying on the relevant Call Date.  The Lowest Performing Underlying on any Call Date is the Underlying that has the lowest Fund Closing Price on that Call Date as a percentage of its Starting Value

◼Automatic Call.  If the Fund Closing Price of the Lowest Performing Underlying on any Call Date is greater than or equal to its Call Value, the Securities will be automatically called for the principal amount plus the Call Premium applicable to that Call Date. The Call Premium applicable to each Call Date is a percentage of the principal amount that increases for each Call Date based on a simple (non-compounding) return of approximately 11.00% per annum. The Call Value for each Underlying is 83.50% of its Starting Value. Please see “Terms of the Securities—Call Dates and Call Premiums” below for the Call Dates and Call Premiums

◼Maturity Payment Amount. If the Securities are not automatically called, you will receive a Maturity Payment Amount that could be equal to or less than the principal amount per Security depending on the Fund Closing Price of the Lowest Performing Underlying on the Final Calculation Day as follows:

■If the Fund Closing Price of the Lowest Performing Underlying on the Final Calculation Day is less than its Call Value, but greater than or equal to its Threshold Value, you will receive the principal amount of your Securities

■If the Fund Closing Price of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value, you will have full downside exposure to the decrease in the value of the Lowest Performing Underlying from its Starting Value, and you will lose more than 30%, and possibly all, of the principal amount of your Securities.

◼The Threshold Value for each Underlying is 70% of its Starting Value

◼Investors may lose a significant portion, or all, of the principal amount

◼ Your return on the Securities will depend solely on the performance of the Underlying that is the Lowest Performing Underlying on each Call Date. You will not benefit in any way from the performance of the better performing Underlyings. Therefore, you will be adversely affected if any Underlying performs poorly, even if the other Underlyings perform favorably

◼Any positive return on the Securities will be limited to the applicable Call Premium, even if the Fund Closing Price of the Lowest Performing Underlying on the applicable Call Date significantly exceeds its Starting Value. You will not participate in any appreciation of any Underlying beyond the applicable fixed Call Premium

◼All payments on the Securities are subject to the credit risk of BofA Finance LLC (“BofA Finance”), as issuer of the Securities, and Bank of America Corporation (“BAC” or the “Guarantor”), as guarantor of the Securities

◼Securities will not be listed on any securities exchange

The initial estimated value of the Securities as of the Pricing Date is $961.60 per Security, which is less than the public offering price listed below. The actual value of your Securities at any time will reflect many factors and cannot be predicted with accuracy. See “Selected Risk Considerations” beginning on page PS-9 of this pricing supplement and “Structuring the Securities” on page PS-32 of this pricing supplement for additional information.

The Securities have complex features and investing in the Securities involves risks not associated with an investment in conventional debt securities. Potential purchasers of the Securities should consider the information in “Selected Risk Considerations” beginning on page PS-9 herein and “Risk Factors” beginning on page PS-6 of the accompanying product supplement, page S-7 of the accompanying prospectus supplement, and page 7 of the accompanying prospectus.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these Securities or determined if this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting Discount(1)(2)	Proceeds, before expenses, to BofA Finance
Per Security	$1,000.00	$25.75	$974.25
Total	$4,898,000.00	$126,123.50	$4,771,876.50

(1) Wells Fargo Securities, LLC and BofA Securities, Inc. are the selling agents for the distribution of the Securities and are acting as principal. See “Terms of the Securities—Selling Agents” in this pricing supplement for further information.

(2) In addition, in respect of certain Securities sold in this offering, BofA Securities, Inc. or one of its affiliates may pay a fee of up to $3.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the iShares® Russell 2000® Value ETF and the iShares® Expanded Tech-Software Sector ETF due April 22, 2030

Terms of the Securities

Issuer:	BofA Finance LLC.
Guarantor:	BAC.
Underlyings:

The iShares® 20+ Year Treasury Bond ETF (Bloomberg symbol: “TLT”), the iShares® Russell 2000® Value ETF (Bloomberg symbol: “IWN”) and the iShares® Expanded Tech-Software Sector ETF (Bloomberg symbol: “IGV”), each an exchange-traded fund.

Pricing Date:	October 16, 2026.
Issue Date:	October 21, 2026.
Maturity Date:

April 22, 2030, subject to postponement as described below in “—Market Disruption Events and Postponement Provisions”. The Securities are not subject to repayment at the option of any holder of the Securities prior to the Maturity Date.

Denominations:	$1,000 and any integral multiple of $1,000. References in this pricing supplement to a “Security” are to a Security with a principal amount of $1,000.
Automatic Call:

If the Fund Closing Price of the Lowest Performing Underlying on any Call Date is greater than or equal to its Call Value, the Securities will be automatically called, and on the related Call Settlement Date you will be entitled to receive a cash payment per Security in U.S. dollars equal to the principal amount per Security plus the Call Premium applicable to the relevant Call Date. The last Call Date is the Final Calculation Day, and payment upon an automatic call on the Final Calculation Day, if applicable, will be made on the Maturity Date.

Any positive return on the Securities will be limited to the applicable Call Premium, even if the Fund Closing Price of the Lowest Performing Underlying on the applicable Call Date significantly exceeds its Call Value. You will not participate in any appreciation of any Underlying beyond the applicable Call Premium.

If the Securities are automatically called, they will cease to be outstanding on the related Call Settlement Date and you will have no further rights under the Securities after such Call Settlement Date.  You will not receive any notice from us if the Securities are automatically called.

Call Dates and Call Premiums:

The Call Premium applicable to each Call Date is a percentage of the principal amount that increases for each Call Date based on a simple (non-compounding) return of approximately 11.00% per annum.

The actual Call Premium and payment per Security upon an automatic call that are applicable to each Call Date are the amounts specified in the table below.

Call Date

Call Premium

Payment per Security upon an Automatic Call

October 21, 2027

11.000% of the principal amount

$1,110.00

November 22, 2027

11.917% of the principal amount

$1,119.17

December 21, 2027

12.833% of the principal amount

$1,128.33

January 21, 2028

13.750% of the principal amount

$1,137.50

February 22, 2028

14.667% of the principal amount

$1,146.67

March 21, 2028

15.583% of the principal amount

$1,155.83

April 21, 2028

16.500% of the principal amount

$1,165.00

May 22, 2028

17.417% of the principal amount

$1,174.17

June 21, 2028

18.333% of the principal amount

$1,183.33

July 21, 2028

19.250% of the principal amount

$1,192.50

August 21, 2028

20.167% of the principal amount

$1,201.67

September 21, 2028

21.083% of the principal amount

$1,210.83

October 23, 2028

22.000% of the principal amount

$1,220.00

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the iShares® Russell 2000® Value ETF and the iShares® Expanded Tech-Software Sector ETF due April 22, 2030

November 21, 2028

22.917% of the principal amount

$1,229.17

December 21, 2028

23.833% of the principal amount

$1,238.33

January 22, 2029

24.750% of the principal amount

$1,247.50

February 21, 2029

25.667% of the principal amount

$1,256.67

March 21, 2029

26.583% of the principal amount

$1,265.83

April 23, 2029

27.500% of the principal amount

$1,275.00

May 21, 2029

28.417% of the principal amount

$1,284.17

June 21, 2029

29.333% of the principal amount

$1,293.33

July 23, 2029

30.250% of the principal amount

$1,302.50

August 21, 2029

31.167% of the principal amount

$1,311.67

September 21, 2029

32.083% of the principal amount

$1,320.83

October 22, 2029

33.000% of the principal amount

$1,330.00

November 21, 2029

33.917% of the principal amount

$1,339.17

December 21, 2029

34.833% of the principal amount

$1,348.33

January 22, 2030

35.750% of the principal amount

$1,357.50

February 21, 2030

36.667% of the principal amount

$1,366.67

March 21, 2030

37.583% of the principal amount

$1,375.83

April 16, 2030

38.500% of the principal amount

$1,385.00

We refer to April 16, 2030 as the “Final Calculation Day.”

The Call Dates are subject to postponement as described below in “—Market Disruption Events and Postponement Provisions”.

Call Settlement Date:

Three business days after the applicable Call Date (as each such Call Date may be postponed as described below in “—Market Disruption Events and Postponement Provisions”, if applicable); provided that the Call Settlement Date for the last Call Date is the Maturity Date.

Maturity Payment Amount:

If the Securities are not automatically called, you will be entitled to receive on the Maturity Date a cash payment per Security in U.S. dollars equal to the Maturity Payment Amount. The “Maturity Payment Amount” per Security will equal:

•if the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Call Value but greater than or equal to its Threshold Value:
         $1,000; or

•if the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value:

$1,000 × Performance Factor of the Lowest Performing Underlying on the Final Calculation Day

If the Securities are not automatically called and the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value, you will lose more than 30%, and possibly all, of the principal amount of your Securities on the Maturity Date.

Lowest Performing Underlying:	For any Call Date, the “Lowest Performing Underlying” will be the Underlying with the lowest Performance Factor on that Call Date.
Performance Factor:	With respect to an Underlying on any Call Date, its Fund Closing Price on such Call Date divided by its Starting Value (expressed as a percentage).
Fund Closing Price:

With respect to each Underlying, fund closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Certain Definitions”

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the iShares® Russell 2000® Value ETF and the iShares® Expanded Tech-Software Sector ETF due April 22, 2030

in the accompanying product supplement.
Starting Value:

With respect to the iShares® 20+ Year Treasury Bond ETF:  $80.05, its Fund Closing Price on the Pricing Date.

With respect to the iShares® Russell 2000® Value ETF: $208.75, its Fund Closing Price on the Pricing Date.

With respect to the iShares® Expanded Tech-Software Sector ETF: $104.34, its Fund Closing Price on the Pricing Date.

Ending Value:	With respect to each Underlying, its Fund Closing Price on the Final Calculation Day.
Call Value:

With respect to the iShares® 20+ Year Treasury Bond ETF: $66.84175, which is equal to 83.50% of its Starting Value.

With respect to the iShares® Russell 2000® Value ETF: $174.30625, which is equal to 83.50% of its Starting Value.

With respect to the iShares® Expanded Tech-Software Sector ETF: $87.1239, which is equal to 83.50% of its Starting Value.

Threshold Value:

With respect to the iShares® 20+ Year Treasury Bond ETF: $56.035, which is equal to 70% of its Starting Value.

With respect to the iShares® Russell 2000® Value ETF: $146.125, which is equal to 70% of its Starting Value.

With respect to iShares® Expanded Tech-Software Sector ETF: $73.038, which is equal to 70% of its Starting Value.

Market Disruption Events and Postponement Provisions:

Each Call Date (including the Final Calculation Day) is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the Maturity Date will be postponed if the Final Calculation Day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the Call Dates and the Maturity Date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each Call Date (including the Final Calculation Day) is a “calculation day” and each Call Settlement Date (including the Maturity Date) is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance.
Selling Agents:

BofAS and Wells Fargo Securities, LLC (“WFS”).

Under our distribution agreement with BofAS, BofAS will purchase the Securities from us as principal at the public offering price indicated on the cover of this pricing supplement, less the indicated underwriting discount. BofAS will sell the Securities to WFS at the public offering price of the Securities less a concession of up to $25.75 per Security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of up to $20.00 per Security. In addition to the concession allowed to WFA, WFS may pay up to $0.75 per Security to WFA as a distribution expense fee for each Security sold by WFA.

In addition, in respect of certain Securities sold in this offering, BofAS or its affiliates may pay a fee of up to $3.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.

WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the Securities at any time up to the Issue Date or during the four-month period following the Issue Date, the secondary market price offered by it, WFA or any of their affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the Securities that are included in the public offering price of the Securities.  Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be outside of this period, as any secondary market price offered outside of this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this four-month period.  If you hold the Securities through an account at WFS, WFA or any of their affiliates, WFS has advised us that it expects that this increase will also be reflected in the

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the iShares® Russell 2000® Value ETF and the iShares® Expanded Tech-Software Sector ETF due April 22, 2030

value indicated for the Securities on your brokerage account statement.  If you hold your Securities through an account at a broker-dealer other than WFS, WFA or any of their affiliates, the value of the Securities on your brokerage account statement may be different than if you held your Securities at WFS, WFA or any of their affiliates.

Events of Default and Acceleration:

If an Event of Default, as defined in the senior indenture relating to the Securities and in the section entitled “Description of Debt Securities of BofA Finance LLC—Events of Default and Rights of Acceleration” on page 51 of the accompanying prospectus, with respect to the Securities occurs and is continuing, the amount payable to a holder of the Securities upon any acceleration permitted under the senior indenture will be equal to the amount described under the caption “Terms of the Securities—Maturity Payment Amount” above, calculated as though the date of acceleration were the Final Calculation Day of the Securities; provided that if the Fund Closing Price of the Lowest Performing Underlying on the date of acceleration is equal to or greater than its Call Value, then the Maturity Payment Amount will be calculated using a call premium that is prorated to the date of acceleration. In case of a default in the payment of the Securities, whether at their maturity or upon acceleration, the Securities will not bear a default interest rate.

Material Tax Consequences:	For a discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of the Securities, see “U.S. Federal Income Tax Summary.”
CUSIP:	09712HJV5

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the iShares® Russell 2000® Value ETF and the iShares® Expanded Tech-Software Sector ETF due April 22, 2030

Additional Information about BofA Finance, the Guarantor and the Securities

The terms and risks of the Securities are contained in this pricing supplement and in the following related product supplement, prospectus supplement and prospectus. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent that it is different from that information. These documents can be accessed at the following links:

•Product Supplement No. WF-1 dated December 8, 2025:

https://www.sec.gov/Archives/edgar/data/70858/000119312525311329/d51848d424b2.htm

•Series A MTN prospectus supplement dated December 8, 2025 and prospectus dated December 8, 2025:

https://www.sec.gov/Archives/edgar/data/70858/000119312525310920/d51586d424b3.htm

These documents have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or obtained from BofAS by calling 1-800-294-1322. Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus. Certain terms used but not defined in this pricing supplement have the meanings set forth in the accompanying product supplement or prospectus supplement. Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC.

The Securities are our senior debt securities.  Any payments on the Securities are fully and unconditionally guaranteed by BAC. The Securities and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral.  The Securities will rank equally in right of payment with all of our other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law. The related guarantee will rank equally in right of payment with all of BAC’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior to its subordinated obligations. Any payments due on the Securities, including any repayment of the principal amount, will be subject to the credit risk of BofA Finance, as issuer, and BAC, as guarantor.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the iShares® Russell 2000® Value ETF and the iShares® Expanded Tech-Software Sector ETF due April 22, 2030

Investor Considerations

The Securities are not appropriate for all investors. The Securities may be an appropriate investment for investors who:

■believe that the Fund Closing Price of the Lowest Performing Underlying will be greater than or equal to its Call Value on one of the Call Dates;

■seek the potential for a fixed return if the Lowest Performing Underlying has appreciated at all or depreciated by not more than 16.50% as of any of the Call Dates in lieu of full participation in any potential appreciation of any or all of the Underlyings;

■are willing to accept the risk that, if the Fund Closing Price of the Lowest Performing Underlying is less than its Call Value on each Call Date, they will not receive any positive return on their investment in the Securities;

■are willing to accept the risk that, if the Securities are not automatically called and the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value, they will be fully exposed to the decline in the Lowest Performing Underlying from its Starting Value and will lose more than 30%, and possibly all, of the principal amount of their Securities at maturity;

■understand that the term of the Securities may be as short as approximately one year and that they will not receive a higher Call Premium payable with respect to a later Call Date if the Securities are called on an earlier Call Date;

■understand that the return on the Securities will depend solely on the performance of the Underlying that is the Lowest Performing Underlying on each Call Date and that they will not benefit in any way from the performance of the better performing Underlyings;

■understand that the Securities are riskier than alternative investments linked to only one of the Underlyings or linked to a basket composed of each Underlying;

■understand and are willing to accept the full downside risks of each Underlying;

■are willing to forgo interest payments on the Securities and dividends on the Underlyings or the securities held by or included in the Underlyings, as applicable; and

■are willing to hold the Securities until maturity.

The Securities may not be an appropriate investment for investors who:

■seek a liquid investment or are unable or unwilling to hold the Securities to maturity;

■require full payment of the principal amount of the Securities at maturity;

■  believe that the Fund Closing Price of the Lowest Performing Underlying will be less than its Call Value on each Call Date;

■  seek a security with a fixed term;

■are unwilling to accept the risk that, if the Fund Closing Price of the Lowest Performing Underlying is less than its Call Value on each Call Date, they will not receive any positive return on their investment in the Securities;

■are unwilling to accept the risk that the Fund Closing Price of the Lowest Performing Underlying on the Final Calculation Day may decline by more than 30% from its Starting Value to its Ending Value;

■are unwilling to purchase securities with an estimated value as of the Pricing Date that is lower than the public offering price set forth on the cover page of this pricing supplement;

■  seek current income;

■  are unwilling to accept the risk of exposure to the Underlyings;

■seek exposure to a basket composed of each Underlying or a similar investment in which the overall return is based on a blend of the performances of the Underlyings, rather than solely on the Lowest Performing Underlying;

■seek exposure to the upside performance of any or each Underlying beyond the applicable Call Premiums;

■are unwilling to accept the credit risk of BofA Finance, as issuer, and BAC, as guarantor, to obtain exposure to the Underlyings generally, or to obtain exposure to the Underlyings that the Securities provide specifically; or

■prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the Securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the Securities in light of your particular circumstances. You should also review carefully “Selected Risk Considerations” herein and “Risk Factors” in each of the accompanying product supplement, prospectus supplement and prospectus for risks related to an investment in the Securities. For more information about the Underlyings, please see the sections titled “The iShares® 20+ Year Treasury Bond ETF,” “The iShares® Russell 2000® Value ETF” and “The iShares® Expanded Tech-Software Sector ETF” below.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the iShares® Russell 2000® Value ETF and the iShares® Expanded Tech-Software Sector ETF due April 22, 2030

Determining Timing and Amount of Payment on the Securities

The timing and amount of the payment you will receive will be determined as follows:

Is the Fund Closing Price of the Lowest Performing Underlying greater than or equal to its Call Value on a Call Date prior to the Final Calculation Day?

The Securities will be automatically called and you will receive an amount equal to the principal amount plus the applicable Call Premium per Security on the related Call Settlement Date

Yes

No

On the Maturity Date, you will receive per Security:

$1,000 × Performance Factor of the Lowest Performing Underlying on the Final Calculation Day

In this case, you will lose more than 30%, and possibly all, of the principal amount of your Securities on the Maturity Date

Is the Fund Closing Price of the Lowest Performing Underlying greater than or equal to its Call Value on the last Call Date (i.e., the Final Calculation Day)?

Yes

The Securities will be automatically called and you will receive an amount equal to the principal amount plus the applicable Call Premium per Security on the Maturity Date

No

Is the Ending Value of the Lowest Performing Underlying equal to or greater than its Threshold Value?

You will receive the principal amount of $1,000 per Security on the Maturity Date

No

Yes

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the iShares® Russell 2000® Value ETF and the iShares® Expanded Tech-Software Sector ETF due April 22, 2030

Selected Risk Considerations

The Securities have complex features and investing in the Securities will involve risks not associated with an investment in conventional debt securities. Your decision to purchase the Securities should be made only after carefully considering the risks of an investment in the Securities, including those discussed below, with your advisors in light of your particular circumstances. The Securities are not an appropriate investment for you if you are not knowledgeable about significant elements of the Securities or financial matters in general. You should carefully review the more detailed explanation of risks relating to the Securities in the “Risk Factors” sections beginning on page PS-6 of the accompanying product supplement, page S-7 of the accompanying prospectus supplement and page 7 of the accompanying prospectus.

Structure-related Risks

Your investment may result in a loss; there is no guaranteed return of principal. There is no fixed principal repayment amount on the Securities at maturity. If the Securities are not automatically called and the Ending Value of the Lowest Performing Underlying is less than its Threshold Value, at maturity, you will lose 1% of the principal amount for each 1% that the Ending Value of the Lowest Performing Underlying is less than its Starting Value. In that case, you will lose a significant portion or all of your investment in the Securities.

Any positive investment return on the Securities is limited. You will not participate in any increase in the prices of the Underlyings. Any positive investment return is limited to the applicable Call Premium, if any, regardless of the extent to which the Fund Closing Price of any Underlying on any Call Date exceeds its Call Value. In contrast, a direct investment in one or more of the Underlyings or in the securities held by or included in the Underlyings, as applicable, would allow you to receive the benefit of any appreciation in their prices. Thus, any return on the Securities will not reflect the return you would realize if you actually owned those securities and received the dividends paid or distributions made on them. The return on the Securities may be less than a comparable investment directly in the Underlyings or in the securities included in or held by the Underlyings, as applicable. There is no guarantee that the Securities will be called for more than the principal amount, and it is possible you will not receive any positive return on the Securities.

The Securities do not bear interest. Unlike a conventional debt security, no interest payments will be paid over the term of the Securities, regardless of the extent to which the Fund Closing Price of any Underlying exceeds its Starting Value, Call Value or Threshold Value on any Call Date.

The amount payable upon an automatic call or the Maturity Payment Amount, as applicable, will not reflect the prices of the Underlyings other than on the Call Dates. The prices of the Underlyings during the term of the Securities other than on the Call Dates will not affect payments on the Securities. Notwithstanding the foregoing, investors should generally be aware of the performance of the Underlyings while holding the Securities, as the performance of the Underlyings may influence the market value of the Securities. The calculation agent will determine whether the Securities will be automatically called, and will calculate the amount payable upon an automatic call or the Maturity Payment Amount, as applicable, by comparing only the Call Value or Threshold Value, as applicable, to the Fund Closing Price of the Lowest Performing Underlying on the applicable Call Date. No other prices of the Underlyings will be taken into account. As a result, if the Securities are not automatically called, and the Ending Value of the Lowest Performing Underlying is less than its Threshold Value, you will receive less than the principal amount at maturity even if the price of each Underlying was always above its Threshold Value prior to the Final Calculation Day.

The Securities are subject to a potential automatic call, which would limit your ability to receive further payment on the Securities. The Securities are subject to a potential automatic call. The Securities will be automatically called if, on any Call Date, the Fund Closing Price of the Lowest Performing Underlying is greater than or equal to its Call Value. If the Securities are automatically called, you will be entitled to receive the principal amount and the applicable Call Premium with respect to the applicable Call Date, and no further amounts will be payable with respect to the Securities. In this case, you will lose the opportunity to receive payment of any higher Call Premium that otherwise would be payable after the date of the automatic call. If the Securities are called, you may be unable to invest in other securities with a similar level of risk that could provide a return that is similar to the Securities.

Because the Securities are linked to the lowest performing (and not the average performance) of the Underlyings, you may not receive any return on the Securities and may lose a significant portion or all of your principal amount even if the Fund Closing Price of one Underlying is always greater than or equal to its Call Value or Threshold Value. Your Securities are linked to the lowest performing of the Underlyings, and a change in the price of one Underlying may not correlate with changes in the price of the other Underlying(s).  The Securities are not linked to a basket composed of the Underlyings, where the depreciation in the price of one Underlying could be offset to some extent by the appreciation in the price of the other Underlying(s).  In the case of the Securities, the individual performance of each Underlying would not be combined, and the depreciation in the price of one Underlying would not be offset by any appreciation in the price of the other Underlying(s).  Even if the Fund Closing Price of an Underlying is at or above its Call Value on a Call Date, the Securities will not be automatically called, and you will not receive the Call Premium with respect to that Call Date, if the Fund Closing Price of another Underlying is below its Call Value on that day. In addition, even if the Ending Value of an Underlying is at or above its Threshold Value, you will lose a significant portion or all of your principal if the Ending Value of the Lowest Performing Underlying is below its Threshold Value.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the iShares® Russell 2000® Value ETF and the iShares® Expanded Tech-Software Sector ETF due April 22, 2030

Your return on the Securities may be less than the yield on a conventional debt security of comparable maturity. Any return that you receive on the Securities may be less than the return you would earn if you purchased a conventional debt security with the same Maturity Date. As a result, your investment in the Securities may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.

A Call Settlement Date and the Maturity Date may be postponed if a Call Date is postponed. A Call Date (including the Final Calculation Day) with respect to an Underlying will be postponed if the applicable originally scheduled Call Date is not a trading day with respect to any Underlying or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Underlying on that Call Date. If such a postponement occurs with respect to an Call Date other than the Final Calculation Day, then the related Call Settlement Date will be postponed. If such a postponement occurs with respect to the Final Calculation Day, the Maturity Date will be the later of (i) the initial Maturity Date and (ii) three business days after the last Final Calculation Day as postponed.

Any payment on the Securities is subject to our credit risk and the credit risk of the Guarantor, and actual or perceived changes in our or the Guarantor’s creditworthiness are expected to affect the value of, or any amounts payable on, the Securities. The Securities are our unsecured senior debt securities. Any payment on the Securities will be fully and unconditionally guaranteed by the Guarantor. The Securities are not guaranteed by any entity other than the Guarantor. As a result, your receipt of the payment on an automatic call or the Maturity Payment Amount at maturity will be dependent upon our ability and the ability of the Guarantor to repay our respective obligations under the Securities on the applicable payment date, regardless of the Fund Closing Price of the Lowest Performing Underlying as compared to its Call Value or Threshold Value, as applicable. No assurance can be given as to what our financial condition or the financial condition of the Guarantor will be at any time after the Pricing Date of the Securities. If we and the Guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amount(s) payable under the terms of the Securities.

In addition, our credit ratings and the credit ratings of the Guarantor are assessments by ratings agencies of our respective abilities to pay our obligations.  Consequently, our or the Guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the Guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the Maturity Date of your Securities may adversely affect the market value of the Securities.  However, because your return on the Securities depends upon factors in addition to our ability and the ability of the Guarantor to pay our respective obligations, such as the prices of the Underlyings, an improvement in our or the Guarantor’s credit ratings will not reduce the other investment risks related to the Securities.

We are a finance subsidiary and, as such, have no independent assets, operations or revenues. We are a finance subsidiary of the Guarantor, have no operations other than those related to the issuance, administration and payment of our obligations under our debt securities that are guaranteed by the Guarantor, and are dependent upon the Guarantor and/or its other subsidiaries to meet our obligations under the Securities in the ordinary course. Therefore, our ability to make payments on the Securities may be limited.

Valuation- and Market-related Risks

The public offering price you are paying for the Securities exceeds their initial estimated value. The initial estimated value of the Securities that is provided on the cover page of this pricing supplement is an estimate only, determined as of the Pricing Date by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the Guarantor, the Guarantor’s internal funding rate, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the Securities. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. If you attempt to sell the Securities prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the prices of the Underlyings, changes in the Guarantor’s internal funding rate, and the inclusion in the public offering price of the underwriting discount and the hedging related charges, all as further described in "Structuring the Securities" below. These factors, together with various credit, market and economic factors over the term of the Securities, are expected to reduce the price at which you may be able to sell the Securities in any secondary market and will affect the value of the Securities in complex and unpredictable ways.

The initial estimated value does not represent a minimum or maximum price at which we, BAC, BofAS or any of our other affiliates or WFS or its affiliates would be willing to purchase your Securities in any secondary market (if any exists) at any time. The value of your Securities at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the Underlyings, our and BAC’s creditworthiness and changes in market conditions.

We cannot assure you that a trading market for your Securities will ever develop or be maintained. We will not list the Securities on any securities exchange. We cannot predict how the Securities will trade in any secondary market or whether that market will be liquid or illiquid.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the iShares® Russell 2000® Value ETF and the iShares® Expanded Tech-Software Sector ETF due April 22, 2030

The Securities are not designed to be short-term trading instruments, and if you attempt to sell the Securities prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount. The following factors are expected to affect the value of the Securities: prices of the Underlyings at such time; volatility of the Underlyings; economic and other conditions generally; interest rates; dividend yields; exchange rate movements and volatility; our and the Guarantor’s financial condition and creditworthiness; and time to maturity.

Conflict-related Risks

Trading and hedging activities by us, the Guarantor and any of our other affiliates, including BofAS, and WFS and its affiliates, may create conflicts of interest with you and may adversely affect your return on the Securities and their market value. We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may buy or sell shares or units of the Underlyings or the securities held by or included in any of the Underlyings, as applicable, or futures or options contracts on the Underlyings or those securities, or other listed or over-the-counter derivative instruments linked to the Underlyings those securities. While we, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may from time to time own shares or units of the Underlyings or the securities represented by the Underlyings, except to the extent that BAC’s or Wells Fargo & Company’s (the parent company of WFS) common stock may be included in the Underlyings, we, the Guarantor and our other affiliates, including BofAS, and WFS and its affiliates, do not control any company included in the Underlyings, and have not verified any disclosure made by any other company. We, the Guarantor or one or more of our other affiliates, including BofAS, or WFS and its affiliates, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the Securities. These transactions may present a conflict of interest between your interest in the Securities and the interests we, the Guarantor and our other affiliates, including BofAS, and WFS and its affiliates, may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These transactions may adversely affect the prices of the Underlyings in a manner that could be adverse to your investment in the Securities. On or before the Pricing Date, any purchases or sales by us, the Guarantor or our other affiliates, including BofAS or others on its behalf, and WFS and its affiliates (including for the purpose of hedging some or all of our anticipated exposure in connection with the Securities), may have adversely affected the prices of the Underlyings. Consequently, the prices of the Underlyings may change subsequent to the Pricing Date, which may adversely affect the market value of the Securities.

We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, also may have engaged in hedging activities that could have adversely affected the prices of the Underlyings on the Pricing Date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your Securities prior to maturity, and may adversely affect the amounts to be paid on the Securities. We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may purchase or otherwise acquire a long or short position in the Securities, the Underlyings or the securities represented by the Underlyings and may hold or resell the Securities, the Underlyings or the securities represented by the Underlyings. For example, BofAS may enter into these transactions in connection with any market making activities in which it engages. We cannot assure you that these activities will not adversely affect the prices of the Underlyings, the market value of your Securities prior to maturity or the amounts payable, if any, on the Securities.

If WFS, BofAS or an affiliate of either selling agent participating as a dealer in the distribution of the Securities conducts hedging activities for us in connection with the Securities, such selling agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or fee received in connection with the sale of the Securities to you. This additional projected profit may create a further incentive for the selling agents or participating dealers to sell the Securities to you.

There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the Securities and, as such, will make a variety of determinations relating to the Securities, including the amounts that will be paid on the Securities. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.

Underlying-related Risks

Any payments on the Securities and whether the Securities are automatically called will depend upon the performance of the Underlyings, and therefore the Securities are subject to the following risks, each as discussed in more detail in the accompanying product supplement.

●Changes that affect an Underlying or its respective fund underlying index may adversely affect the value of the Securities and any payments on the Securities.

●We cannot control actions by any of the unaffiliated companies whose securities are included in an Underlying or its respective fund underlying index.

●We and our affiliates have no affiliation with any fund sponsor or fund underlying index sponsor and have not independently verified its public disclosure of information.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the iShares® Russell 2000® Value ETF and the iShares® Expanded Tech-Software Sector ETF due April 22, 2030

●Risks associated with an applicable fund underlying index will affect the price of that Underlying and hence the value of the Securities.

●There are risks associated with funds.

●You have limited anti-dilution protection.

The Securities provide exposure to the TLT’s price performance, which excludes all of the TLT’s distributions of interest payments and, therefore, an investment in the Securities involves different considerations than a direct investment in the TLT. The Securities provide exposure to the price performance of the TLT, not its yield performance. The “price performance” of the TLT will depend solely on changes in the value of the bonds held by the TLT (as reflected in the TLT’s market price) and will exclude all distributions by the TLT of any interest payments on those bonds. By contrast, the overall performance of a direct investment in the TLT would reflect changes in the value of the bonds held by the TLT as well as interest payments on those bonds. We refer to the overall performance of a direct investment in the TLT, taking into account changes in bond values as well as interest payments, as its “yield performance”.

In stable market conditions (i.e., conditions with stable interest rates and credit risks, resulting in stable bond values), the overall return on a direct investment in the TLT would be expected to be attributable primarily, if not solely, to distributions by the TLT of interest payments on the bonds held by the TLT. In these conditions, the yield performance of the TLT would be positive, but its price performance, which is the performance relevant to the Securities, would be roughly zero. The price performance of the TLT would be expected to be positive only if market conditions that affect bond values change in a direction that is favorable to bond values. The most significant market conditions affecting bond values are prevailing market interest rates and credit risk. In general, bond values rise when prevailing market interest rates fall and/or when perceptions of issuer creditworthiness improve. Therefore, in order for the TLT to have positive price performance, and in order for the Securities to produce a positive return, prevailing market interest rates would need to fall and/or the perceived creditworthiness of the United States would need to improve over the term of the Securities (in each case without a countervailing unfavorable movement by any other relevant factor). If neither of these circumstances comes to pass, the TLT is unlikely to have positive price performance, and if the opposite circumstances occur (i.e., if prevailing market interest rates rise and/or the perceived creditworthiness of the United States deteriorates), the price performance of the TLT is likely to be negative. In any such case, the price performance of the TLT may be zero or negative even though the yield performance of the TLT over the same period is positive.

The value of the Securities may be influenced by unpredictable changes in the markets and economies of the United States. The price of the TLT, which attempts to track the performance of an index composed of U.S. Treasury bonds, may be influenced by unpredictable changes, or expectations of changes, in the U.S. market. Changes in the U.S. that may influence the value of the Securities include:

●economic performance, including any financial or economic crises and changes in the gross domestic product, the principal sectors, inflation, employment and labor, and prevailing prices and wages;

●the monetary system, including the monetary policy, the exchange rate policy, the economic and tax policies, banking regulation, credit allocation and exchange controls;

●the external sector, including the amount and types of foreign trade, the geographic distribution of trade, the balance of payments, and reserves and exchange rates;

●public finance, including the budget process, any entry into or termination of any economic or monetary agreement or union, the prevailing accounting methodology, the measures of fiscal balance, revenues and expenditures, and any government enterprise or privatization program; and

●public debt, including external debt, debt service and the debt record.

These factors interrelate in complex ways, and the effect of one factor on the market value of the bonds underlying the TLT may offset or enhance the effect of another factor. Changes in the price of the TLT may adversely affect any payment on the Securities.

The TLT is subject to significant risks, including interest rate-related and credit-related risks. The TLT invests in U.S. dollar-denominated fixed-income securities. The performance of the TLT that is measured for purposes of the Securities will only reflect changes in the market prices of the bonds held by the TLT and will not reflect interest payments on these bonds. As a result, the performance of the TLT that is measured for purposes of the Securities will be less, and perhaps significantly less, than the return that would be realized by a direct investor in the TLT or a direct investor in the bonds held by the TLT. The market prices of the bonds held by the TLT are volatile and significantly influenced by a number of factors, particularly the yields on these bonds as compared to current market interest rates and the actual or perceived credit quality of the issuers of these bonds.

In general, the value of bonds is significantly affected by changes in current market interest rates. As interest rates rise, the prices of bonds, including those held by the TLT, are likely to decrease. Securities with longer durations tend to be more sensitive to interest rate

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the iShares® Russell 2000® Value ETF and the iShares® Expanded Tech-Software Sector ETF due April 22, 2030

changes, usually making them more volatile than securities with shorter durations. The TLT holds U.S. Treasury securities with a remaining maturity of more than 20 years and as a result will be particularly sensitive to interest rate changes. As a result, rising interest rates may cause the value of the bonds held by the TLT and the price of the TLT to decline, possibly significantly.

Interest rates are subject to volatility due to a variety of factors, including:

●sentiment regarding underlying strength in the U.S. economy and global economies;

●expectations regarding the level of price inflation;

●sentiment regarding credit quality in the U.S. and global credit markets;

●central bank policies regarding interest rates; and

●the performance of U.S. and foreign capital markets.

The prices of the bonds held by the TLT are also significantly influenced by the creditworthiness of the issuer of the bonds (i.e., the U.S. government). The bonds held by the TLT may have their credit ratings downgraded or have their credit spreads widen significantly. Following a ratings downgrade or the widening of credit spreads, some or all of such bonds may suffer significant and rapid price declines. Any such decline may have a material adverse effect on the price of the TLT and the value of your Securities.

Your investment is subject to concentration risks associated with the TLT. The TLT invests in U.S. Treasury bonds that are all obligations of the United States. As a result, the TLT is concentrated in the performance of bonds issued by a single issuer that have the same general tenor and terms. Although your investment in the Securities will not result in the ownership or other direct interest in the U.S. Treasury bonds held by the TLT, the return on your investment in the Securities will be subject to certain risks similar to those associated with direct investment in a U.S. Treasury bonds. This increases the risk that any downgrade of the credit ratings of the U.S. government from its current ratings, any increase in risk perceived by the market that the U.S. Treasury may default on its obligations (whether for credit or legislative process reasons), any actual default by the U.S. Treasury on its obligations or any other market events that create a decrease in demand for U.S. Treasury bonds would significantly adversely affect the TLT and may adversely affect your return on the Securities.

The Securities are subject to risks associated with small-size capitalization companies. The equity securities held by the IWN are issued by companies with small-sized market capitalization. The stock prices of small-size companies may be more volatile than stock prices of large capitalization companies. Small-size capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small-size capitalization companies may also be more susceptible to adverse developments related to their products or services.

Adverse conditions in the information technology sector may reduce your return on the Securities. All of the stocks held by the IGV are issued by companies in the information technology sector. Market or economic factors impacting technology companies and companies that rely heavily on technological advances could have a major effect on the value of the IGV’s investments. The prices of stocks of technology companies and companies that rely heavily on technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. Companies in the information technology sector are facing increased government and regulatory scrutiny and may be subject to adverse government or regulatory action. Companies in the application software industry, in particular, may also be negatively affected by the decline or fluctuation of subscription renewal rates for their products and services, which may have an adverse effect on profit margins. Companies in the systems software industry may be adversely affected by, among other things, actual or perceived security vulnerabilities in their products and services, which may result in individual or class action lawsuits, state or federal enforcement actions and other remediation costs. Any of these factors may have an adverse effect on the return on the Securities. Accordingly, by investing in the Securities, you will not benefit from the diversification which could result from an investment linked to companies that operate in multiple sectors.

The stocks held by the IGV are concentrated in one sector. The IGV holds securities issued by companies in the technology sector. As a result, some of the stocks that will determine the performance of the Securities are concentrated in one sector. Although an investment in the Securities will not give holders any ownership or other direct interests in the securities held by the IGV, the return on an investment in the Securities will be subject to certain risks associated with a direct equity investment in companies in this sector. Accordingly, by investing in the Securities, you will not benefit from the diversification which could result from an investment linked to companies that operate in multiple sectors.

The performance of an Underlying may not correlate with the performance of its fund underlying index as well as the net asset value per share or unit of the Underlying, especially during periods of market volatility. The performance of an Underlying and that of its fund underlying index generally will vary due to, for example, transaction costs, management fees, certain corporate actions, and timing variances. Moreover, it is also possible that the performance of an Underlying may not fully

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the iShares® Russell 2000® Value ETF and the iShares® Expanded Tech-Software Sector ETF due April 22, 2030

replicate or may, in certain circumstances, diverge significantly from the performance of its fund underlying index. This could be due to, for example, the Underlying not holding all or substantially all of the underlying assets included in its fund underlying index and/or holding assets that are not included in its fund underlying index, the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments held by the Underlying, differences in trading hours between the Underlying (or the underlying assets held by the Underlying) and its fund underlying index, or other circumstances. This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant. In addition, because the shares or units of each Underlying are traded on a securities exchange and are subject to market supply and investor demand, the market price of one share or unit of an Underlying may differ from its net asset value per share or unit; shares or units of the Underlying may trade at, above, or below its net asset value per share or unit. During periods of market volatility, securities held by an Underlying may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share or unit of the Underlying and the liquidity of the Underlying may be adversely affected. Market volatility may also disrupt the ability of market participants to trade shares or units of the Underlying. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares or units of the Underlying. As a result, under these circumstances, the market value of shares or units of the Underlying may vary substantially from the net asset value per share or unit of the Underlying.

Tax-related Risks

The U.S. federal income and estate tax consequences of the Securities are uncertain, and may be adverse to a holder of the Securities.  See “U.S. Federal Income Tax Summary” below and “U.S. Federal Income Tax Summary” beginning on page PS-45 of the accompanying product supplement.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the iShares® Russell 2000® Value ETF and the iShares® Expanded Tech-Software Sector ETF due April 22, 2030

Hypothetical Examples and Returns

The hypothetical payout profile, hypothetical returns table and examples below illustrate hypothetical payments upon an automatic call or at maturity for a $1,000 principal amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual Starting Value, Call Value or Threshold Value of any Underlying. The hypothetical Starting Value of $100.00 for each Underlying has been chosen for illustrative purposes only and does not represent the actual Starting Value of any Underlying. The actual Starting Value, Call Value and Threshold Value for each Underlying are set forth under “Terms of the Securities” above. For historical data regarding the actual Fund Closing Prices of the Underlyings, see the historical information set forth herein. The payout profile, returns table and examples below assume that an investor purchases the Securities for $1,000 per Security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at stated maturity or upon automatic call and the resulting pre-tax total rate of return will depend on the actual terms of the Securities.

Call Premiums:

11.000% for the first Call Date, 11.917% for the second Call Date, 12.833% for the third Call Date, 13.750% for the fourth Call Date, 14.667% for the fifth Call Date, 15.583% for the sixth Call Date, 16.500% for the seventh Call Date, 17.417% for the eighth Call Date, 18.333% for the ninth Call Date, 19.250% for the tenth Call Date, 20.167% for the eleventh Call Date, 21.083% for the twelfth Call Date, 22.000% for the thirteenth Call Date, 22.917% for the fourteenth Call Date, 23.833% for the fifteenth Call Date, 24.750% for the sixteenth Call Date, 25.667% for the seventeenth Call Date, 26.583% for the eighteenth Call Date, 27.500% for the nineteenth Call Date, 28.417% for the twentieth Call Date, 29.333% for the twenty-first Call Date, 30.250% for the twenty-second Call Date, 31.167% for the twenty-third Call Date, 32.083% for the twenty-fourth Call Date, 33.000% for the twenty-fifth Call Date, 33.917% for the twenty-sixth Call Date, 34.833% for the twenty-seventh Call Date, 35.750% for the twenty-eighth Call Date, 36.667% for the twenty-ninth Call Date, 37.583% for the thirtieth Call Date and 38.500% for the thirty-first Call Date

Hypothetical Starting Value:	For each Underlying, $100.00
Hypothetical Call Value:	For each Underlying, $83.50 (83.50% of its hypothetical Starting Value)
Hypothetical Threshold Value:	For each Underlying, $70.00 (70% of its hypothetical Starting Value)

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the iShares® Russell 2000® Value ETF and the iShares® Expanded Tech-Software Sector ETF due April 22, 2030

Hypothetical Payout Profile*

Hypothetical Payment at Maturity
Least Performing Underlying
First Call Date
Fifteenth Call Date
Final Call Date
100%
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return
Final Call Date (Call Premium: 38.500%)
Fifteenth Call Date (Call Premium: 23.833%)
First Call Date (Call Premium: 11.000%)
30% Contingent Downside Protection
83.50% Call Threshold
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
Hypothetical Percentage Change In the Closing Value of the Least Performimg Underlying from Pricing Date to Applicable Call Date

*Not all Call Dates reflected; reflects only the first, fifteenth and final Call Dates for illustrative purposes only

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the iShares® Russell 2000® Value ETF and the iShares® Expanded Tech-Software Sector ETF due April 22, 2030

Hypothetical Returns

If the Securities are automatically called:

Hypothetical Call Date on which Securities are automatically called	Hypothetical payment per Security on related Call Settlement Date	Hypothetical pre-tax total rate of return
1st Call Date	$1,110.00	11.000%
2nd Call Date	$1,119.17	11.917%
3rd Call Date	$1,128.33	12.833%
4th Call Date	$1,137.50	13.750%
5th Call Date	$1,146.67	14.667%
6th Call Date	$1,155.83	15.583%
7th Call Date	$1,165.00	16.500%
8th Call Date	$1,174.17	17.417%
9th Call Date	$1,183.33	18.333%
10th Call Date	$1,192.50	19.250%
11th Call Date	$1,201.67	20.167%
12th Call Date	$1,210.83	21.083%
13th Call Date	$1,220.00	22.000%
14th Call Date	$1,229.17	22.917%
15th Call Date	$1,238.33	23.833%
16th Call Date	$1,247.50	24.750%
17th Call Date	$1,256.67	25.667%
18th Call Date	$1,265.83	26.583%
19th Call Date	$1,275.00	27.500%
20th Call Date	$1,284.17	28.417%
21st Call Date	$1,293.33	29.333%
22nd Call Date	$1,302.50	30.250%
23rd Call Date	$1,311.67	31.167%
24th Call Date	$1,320.83	32.083%
25th Call Date	$1,330.00	33.000%
26th Call Date	$1,339.17	33.917%
27th Call Date	$1,348.33	34.833%
28th Call Date	$1,357.50	35.750%
29th Call Date	$1,366.67	36.667%
30th Call Date	$1,375.83	37.583%
31st Call Date	$1,385.00	38.500%

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the iShares® Russell 2000® Value ETF and the iShares® Expanded Tech-Software Sector ETF due April 22, 2030

If the Securities are not automatically called:

Hypothetical Performance Factor of the Lowest Performing Underlying on the Final Calculation Day(1)	Hypothetical Maturity Payment Amount per Security	Hypothetical pre-tax total rate of return
83.00%	$1,000.00	0.00%
80.00%	$1,000.00	0.00%
70.00%	$1,000.00	0.00%
69.00%	$690.00	-31.00%
50.00%	$500.00	-50.00%
25.00%	$250.00	-75.00%
0.00%	$0.00	-100.00%

(1)The Performance Factor of the Lowest Performing Underlying on the Final Calculation Day is equal to its Ending Value divided by its Starting Value (expressed as a percentage).

Hypothetical Examples Of Payment Upon An Automatic Call Or At Maturity

Example 1. The Fund Closing Price of the Lowest Performing Underlying on the first Call Date is greater than its Call Value, and the Securities are automatically called on the first Call Date:

iShares® 20+ Year Treasury Bond ETF		iShares® Russell 2000® Value ETF	iShares® Expanded Tech-Software Sector ETF
Hypothetical Starting Value:	$100.00	$100.00	$100.00
Hypothetical Call Value:	$83.50	$83.50	$83.50
Hypothetical Fund Closing Price on first Call Date:	$140.00	$135.00	$130.00
Performance Factor on first Call Date (Fund Closing Price on first Call Date divided by Starting Value):	140.00%	135.00%	130.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the first Call Date.

In this example, the iShares® Expanded Tech-Software Sector ETF has the lowest Performance Factor on the first Call Date and is, therefore, the Lowest Performing Underlying on the first Call Date.

Step 2: Determine the payment upon automatic call.

Because the hypothetical Fund Closing Price of the Lowest Performing Underlying on the first Call Date is greater than its hypothetical Call Value, the Securities are automatically called on the first Call Date and you will receive on the related Call Settlement Date the principal amount of your Securities plus a Call Premium of 11.00% of the principal amount. Even though the Lowest Performing Underlying on the first Call Date appreciated by 30.00% from its Starting Value to its Fund Closing Price on the first Call Date in this example, your return is limited to the Call Premium of 11.00% that is applicable to such Call Date.

On the Call Settlement Date, you would receive $1,110.00 per Security.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the iShares® Russell 2000® Value ETF and the iShares® Expanded Tech-Software Sector ETF due April 22, 2030

Example 2. The Securities are not automatically called prior to the last Call Date (the Final Calculation Day). The Fund Closing Price of the Lowest Performing Underlying on the Final Calculation Day is greater than its Call Value, and the Securities are automatically called on the Final Calculation Day:

	iShares® 20+ Year Treasury Bond ETF	iShares® Russell 2000® Value ETF	iShares® Expanded Tech-Software Sector ETF
Hypothetical Starting Value:	$100.00	$100.00	$100.00
Hypothetical Call Value:	$83.50	$83.50	$83.50
Hypothetical Fund Closing Prices on Call Dates prior to the Final Calculation Day:	Various (all below Call Value)	Various (all above Call Value)	Various (all below Call Value)
Hypothetical Fund Closing Price on Final Calculation Day (i.e., the Ending Value):	$110.00	$107.00	$99.00
Performance Factor on Final Calculation Day (Ending Value divided by Starting Value):	110.00%	107.00%	99.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the Final Calculation Day.

In this example, the iShares® Expanded Tech-Software Sector ETF has the lowest Performance Factor on the Final Calculation Day and is, therefore, the Lowest Performing Underlying on the Final Calculation Day.

Step 2: Determine the payment upon automatic call.

Because the hypothetical Fund Closing Price of the Lowest Performing Underlying on each Call Date prior to the last Call Date (which is the Final Calculation Day) is less than its hypothetical Call Value, the Securities are not called prior to the Final Calculation Day. Because the hypothetical Fund Closing Price of the Lowest Performing Underlying on the Final Calculation Day is greater than its hypothetical Call Value, the Securities are automatically called on the Final Calculation Day and you will receive on the related Call Settlement Date (which is the Maturity Date) the principal amount of your Securities plus a Call Premium of 38.50% of the principal amount.

On the Call Settlement Date (which is the Maturity Date), you would receive $1,385.00 per Security.

Example 3. The Securities are not automatically called. The Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Call Value but greater than its Threshold Value and the Maturity Payment Amount is equal to the principal amount:

	iShares® 20+ Year Treasury Bond ETF	iShares® Russell 2000® Value ETF	iShares® Expanded Tech-Software Sector ETF
Hypothetical Starting Value:	$100.00	$100.00	$100.00
Hypothetical Call Value:	$83.50	$83.50	$83.50
Hypothetical Fund Closing Prices on Call Dates prior to the Final Calculation Day:	Various (all below Call Value)	Various (all below Call Value)	Various (all below Call Value)
Hypothetical Ending Value:	$115.00	$110.00	$80.00
Hypothetical Threshold Value:	$70.00	$70.00	$70.00
Performance Factor on Final Calculation Day (Ending Value divided by Starting Value):	115.00%	110.00%	80.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the Final Calculation Day.

In this example, the iShares® Expanded Tech-Software Sector ETF has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on the Final Calculation Day.

Step 2: Determine the Maturity Payment Amount based on the Ending Value of the Lowest Performing Underlying on the Final Calculation Day.

Because the hypothetical Fund Closing Price of the Lowest Performing Underlying on each Call Date (including the Final Calculation Day) is less than its hypothetical Call Value, the Securities are not automatically called. Because the hypothetical Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its hypothetical Call Value, but greater than its hypothetical Threshold Value, you would receive the principal amount of your Securities at maturity.

On the Maturity Date, you would receive $1,000.00 per Security.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the iShares® Russell 2000® Value ETF and the iShares® Expanded Tech-Software Sector ETF due April 22, 2030

Example 4. The Securities are not automatically called. The Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value and the Maturity Payment Amount is less than the principal amount:

	iShares® 20+ Year Treasury Bond ETF	iShares® Russell 2000® Value ETF	iShares® Expanded Tech-Software Sector ETF
Hypothetical Starting Value:	$100.00	$100.00	$100.00
Hypothetical Fund Closing Prices on Call Dates prior to the Final Calculation Day:	Various (all below Call Value)	Various (all above Call Value)	Various (all above Call Value)
Hypothetical Ending Value:	$50.00	$110.00	$120.00
Hypothetical Threshold Value:	$70.00	$70.00	$70.00
Performance Factor on Final Calculation Day (Ending Value divided by Starting Value):	50.00%	110.00%	120.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the Final Calculation Day.

In this example, the iShares® 20+ Year Treasury Bond ETF has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on the Final Calculation Day.

Step 2: Determine the Maturity Payment Amount based on the Ending Value of the Lowest Performing Underlying on the Final Calculation Day.

Because the hypothetical Fund Closing Price of the Lowest Performing Underlying on each Call Date (including the Final Calculation Day) is less than its hypothetical Call Value, the Securities are not automatically called. Because the hypothetical Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its hypothetical Threshold Value, you would lose a portion of the principal amount of your Securities and receive the Maturity Payment Amount equal to:

= $1,000 × Performance Factor of the Lowest Performing Underlying on the Final Calculation Day

= $1,000 × 50.00% = $500.00

On the Maturity Date, you would receive $500.00 per Security, resulting in a loss of 50.00%. As this example illustrates, if any Underlying depreciates below its Threshold Value on the Final Calculation Day, you will incur a loss on the Securities at maturity, even if the other Underlyings have appreciated or have not declined below their respective Threshold Values.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the iShares® Russell 2000® Value ETF and the iShares® Expanded Tech-Software Sector ETF due April 22, 2030

All disclosures contained in this pricing supplement regarding the Underlyings, including, without limitation, their make-up, method of calculation, and changes in their components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, BlackRock Fund Advisors (“BFA”), the investment advisor to each of the TLT, the IWN and the IGV. We refer to BFA as the “Investment Advisor”. The Investment Advisor, which licenses the copyright and all other rights to the Underlyings, has no obligation to continue to publish, and may discontinue publication of, one or more of the Underlyings. The consequences of the Investment Advisor discontinuing publication of any Underlying are discussed in “General Terms of the Securities—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” in the accompanying product supplement. None of us, the Guarantor, the calculation agent, or BofAS accepts any responsibility for the calculation, maintenance or publication of any Underlying or any successor fund. None of us, the Guarantor, BofAS or any of our other affiliates makes any representation to you as to the future performance of the Underlyings. You should make your own investigation into the Underlyings.

The iShares® 20+ Year Treasury Bond ETF

Investment Objective and Strategy

The TLT seeks to track the investment results of the ICE U.S. Treasury 20+ Years Bond Index (the “Underlying Index”), which is an index composed of U.S. Treasury bonds with remaining maturities greater than twenty years. The TLT generally invests at least 90% of its assets in U.S. Treasury securities that the investment advisor, BFA, believes will help the TLT track the Underlying Index, and at least 95% of its assets in U.S. government bonds. The TLT may invest up to 10% of its assets in U.S. government bonds not included in the Underlying Index, but which BFA believes will help the TLT track the Underlying Index. The TLT also may invest up to 5% of its assets in repurchase agreements collateralized by U.S. government obligations and in cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates. The TLT seeks to track the investment results of the Underlying Index before fees and expenses of the TLT.

The TLT may lend securities representing up to one-third of the value of its total assets (including the value of any collateral received). The Underlying Index is sponsored by ICE Data Indices, LLC or its affiliates (the “Index Provider”), which is independent of the TLT and BFA. The Index Provider determines the composition and relative weightings of the securities in the Underlying Index and publishes information regarding the market value of the Underlying Index.

The shares of the TLT are registered under the Securities Exchange Act of 1934, as amended.  Accordingly, information filed with the SEC relating to the TLT, including its periodic financial reports, may be found on the SEC website.

Representative Sampling

BFA uses a representative sampling indexing strategy to manage the TLT. “Representative sampling” is an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to that of the Underlying Index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability, duration, maturity, credit ratings and yield) and liquidity measures similar to those of the Underlying Index. The TLT may or may not hold all of the securities in the Underlying Index.

Industry Concentration Policy

The TLT will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the Underlying Index is concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities), repurchase agreements collateralized by U.S. government securities, and securities of state or municipal governments and their political subdivisions are not considered to be issued by members of any industry.

The ICE® U.S. Treasury 20+ Year Bond Index

The Underlying Index includes publicly-issued U.S. Treasury securities that have a remaining maturity greater than twenty years and have $300 million or more of outstanding face value, excluding amounts held by the Federal Reserve. In addition, the securities in the Underlying Index must be fixed-rate and denominated in U.S. dollars.

Excluded from the Underlying Index are inflation-linked securities, Treasury bills, cash management bills, any government agency debt issued with or without a government guarantee and zero-coupon issues that have been stripped from coupon-paying bonds. The Underlying Index is weighted by market capitalization, and the securities in the Underlying Index are updated on the last business day of each month.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the iShares® Russell 2000® Value ETF and the iShares® Expanded Tech-Software Sector ETF due April 22, 2030

Historical Performance of the TLT

The following graph sets forth the daily historical performance of the TLT in the period from January 2, 2021 through the Pricing Date. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents the TLT’s Threshold Value of $56.035, which is 70% of the TLT’s Starting Value of $80.05.

This historical data on the TLT is not necessarily indicative of the future performance of the TLT or what the value of the Securities may be. Any historical upward or downward trend in the price of the TLT during any period set forth above is not an indication that the price of the TLT is more or less likely to increase or decrease at any time over the term of the Securities.

Before investing in the Securities, you should consult publicly available sources for the prices and trading pattern of the TLT.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the iShares® Russell 2000® Value ETF and the iShares® Expanded Tech-Software Sector ETF due April 22, 2030

The iShares® Russell 2000® Value ETF

iShares® Russell 2000® Value ETF is an exchange-traded fund incorporated in the USA. The ETF tracks the performance of the Russell 2000® Value Index and holds small cap US equities focused on low price to book ratios and lower forecasted growth. Its investments are primarily focused in the consumer discretionary, financial and industrial sectors. The ETF uses a representative sampling approach.

The shares of the iShares® Russell 2000® Value ETF are issued by iShares® Trust, a registered investment company.

•The IWN is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the Russell 2000® Value Index.

•The IWN’s shares trade on the NYSE Arca under the ticker symbol “IWN”.

•The iShares® Trust’s SEC CIK Number is 0001100663.

•IWN’s inception date was July 24, 2000.

•The IWN’s shares are issued or redeemed only in creation units of 50,000 shares or multiples thereof.

We obtained the following fee information from the iShares® website without independent verification. The investment advisor is entitled to receive a management fee from the IWN based on the IWN’s allocable portion of an aggregate management fee based on the aggregate average daily net assets of the IWN and a set of other specified iShares® funds (together, the “funds”) as follows: 0.2500% per annum of the aggregate net assets less than or equal to $46 billion, plus 0.2375% per annum of the aggregate net assets in excess of $46 billion, up to and including $81 billion, plus 0.225625% per annum of the aggregate net assets in excess of $81 billion, up to and including $111 billion, plus 0.214343% per annum of the aggregate net assets in excess of $111 billion, up to and including $141 billion, plus 0.203626% per annum of the aggregate net assets in excess of $141 billion, up to and including $171 billion, plus 0.193445% per annum of the aggregate net assets in excess of $171 billion. As of June 30, 2025, the aggregate expense ratio of the IWN was 0.24% per annum.

The investment advisory agreement between iShares® Trust and BFA provides that BFA will pay all operating expenses of the IWN, except the management fees, interest expenses, taxes, expenses incurred with respect to the acquisition and disposition of portfolio securities and the execution of portfolio transactions, including brokerage commissions, distribution fees or expenses, litigation expenses and any extraordinary expenses.

For additional information regarding iShares® Trust or BFA, please consult the reports and other information iShares® Trust files with the SEC. In addition, information regarding the IWN (including the top ten holdings and weights and sector weights), may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at us.ishares.com/product_info/fund/overview/IWN.htm. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

Investment Objective

The IWN seeks to track the investment results, before fees and expenses, of the Russell 2000® Value Index, which measures the performance of the small-capitalization value sector of the U.S. equity market, as defined by FTSE Russell, the sponsor of the Russell 2000® Value Index. The IWN’s investment objective and the Russell 2000® Value Index may be changed without shareholder approval. Notwithstanding the IWN’s investment objective, the return on your Securities will not reflect any dividends paid on the IWN shares, on the securities purchased by the IWN or on the securities that comprise the Russell 2000® Value Index.

Representative Sampling

BFA uses a representative sampling indexing strategy to manage the IWN. This strategy involves investing in a representative sample of securities that collectively has an investment profile similar to that of the Russell 2000® Value Index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the Russell 2000® Value Index.

The IWN generally invests at least 80% of its assets in the component securities of the  Russell 2000® Value Index and in investments that have economic characteristics that are substantially identical to the component securities of the Russell 2000® Value Index (i.e., depositary receipts representing securities of the Russell 2000® Value Index) and may invest up to 20% of its assets in certain futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates, as well as in securities not included in the Russell 2000® Value Index, but which BFA believes will help the IWN track the Russell 2000® Value Index. Also, the IWN may lend securities representing up to one-third of the value of the IWN’s total assets (including the value of the collateral received).

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the iShares® Russell 2000® Value ETF and the iShares® Expanded Tech-Software Sector ETF due April 22, 2030

Tracking Error

The performance of the IWN and the Russell 2000® Value Index may vary due to a variety of factors, including differences between the securities and other instruments held in the IWN’s portfolio and those included in the  Russell 2000® Value Index, pricing differences, transaction costs incurred by the IWN, the IWN’s holding of uninvested cash, differences in timing of the accrual of or the valuation of dividends or interest, the requirements to maintain pass-through tax treatment, portfolio transactions carried out to minimize the distribution of capital gains to shareholders, acceptance of custom baskets, changes to the Russell 2000® Value Index  or the costs of complying with various new or existing regulatory requirements. Tracking error also may result because the IWN incurs fees and expenses, while the Russell 2000® Value Index does not. The IWN’s use of a representative sampling indexing strategy can be expected to produce a larger tracking error than would result if the IWN used a replication indexing strategy in which an exchange traded fund invests in substantially all of the securities in its index in approximately the same proportions as in the Russell 2000® Value Index.

Industry Concentration Policy

The IWN will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the Russell 2000® Value Index is concentrated.

The Russell 2000® Value Index

The Russell 2000® Value Index measures the capitalization-weighted price performance of the stocks included in the Russell 2000® Index that are determined by FTSE Russell to be value oriented, with lower price-to-book ratios and lower forecasted growth. The Russell 2000® Index tracks 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges (the “Russell 2000 Stocks”). The Russell 2000® Value Index is reported by Bloomberg L.P. under the ticker symbol “RUJ.”

FTSE Russell’s Value and Growth Style Methodology

FTSE Russell uses a “non-linear probability” method to assign stocks to the Russell 2000® Value Index and the Russell 2000® Growth Index (the “Growth Index”), an index that measures the capitalization-weighted price performance of the Russell 2000 Stocks determined by FTSE Russell to be growth oriented, with higher price-to-book ratios and higher forecasted and historical growth. FTSE Russell uses three variables in the determination of value and growth. For value, book-to-price (B/P) ratio is used, while for growth, two variables—I/B/E/S forecast medium-term growth (2-year) and sales per share historical growth (5-year)—are used. The term “probability” is used to indicate the degree of certainty that a stock is value or growth based on its relative book-to-price (B/P) ratio, I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year).

First, the Russell 2000 Stocks are ranked by their adjusted book-to-price ratio (B/P), their I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year). These rankings are then converted to standardized units, where the value variable represents 50% of the score and the two growth variables represent the remaining 50%. Next, these units are combined to produce a composite value score (“CVS”).

The Russell 2000 Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value weights to each stock. In general, a stock with a lower CVS is considered growth, a stock with a higher CVS is considered value and a stock with a CVS in the middle range is considered to have both growth and value characteristics, and is weighted proportionately in the Growth Index and the Russell 2000® Value Index. Stocks are always fully represented by the combination of their growth and value weights (e.g., a stock that is given a 20% weight in the Russell 2000® Value Index will have an 80% weight in the Growth Index). Style index assignment for non-pricing vehicle share classes will be based on that of the pricing vehicle and assigned consistently across all additional share classes.

Stock A, in the figure below, is a security with 20% of its available shares assigned to the Russell 2000® Value Index and the remaining 80% assigned to the Growth Index. The growth and value probabilities will always sum to 100%. Hence, the sum of a stock’s market capitalization in the Growth Index and the Russell 2000® Value Index will always equal its market capitalization in the Russell 2000® Index.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the iShares® Russell 2000® Value ETF and the iShares® Expanded Tech-Software Sector ETF due April 22, 2030

In the figure above, the quartile breaks are calculated such that approximately 25% of the available market capitalization lies in each quartile. Stocks at the median are divided 50% in each of the Growth Index and the Russell 2000® Value Index. Stocks below the first quartile are 100% in the Growth Index. Stocks above the third quartile are 100% in the Russell 2000® Value Index. Stocks falling between the first and third quartile breaks are included in both the Growth Index and the Russell 2000® Value Index to varying degrees, depending on how far they are above or below the median and how close they are to the first or third quartile breaks.

Roughly 72% of the available market capitalization is classified as all growth or all value. The remaining 30% have some portion of their market value in either the Russell 2000® Value Index or the Growth Index, depending on their relative distance from the median value score. Note that there is a small position cutoff rule. If a stock’s weight is more than 95% in one style index, its weight is increased to 100% in that index.

In an effort to mitigate unnecessary turnover, FTSE Russell implements a banding methodology at the CVS level of the growth and value style algorithm. If a company’s CVS change from the previous year is greater than or equal to +/- 0.10 and if the company remains in the Russell 2000® Index, then the CVS remains unchanged during the next reconstitution process. Keeping the CVS static for these companies does not mean the probability (growth/value) will remain unchanged in all cases due to the relation of a CVS score to the overall index. However, this banding methodology is intended to reduce turnover caused by smaller, less meaningful movements while continuing to allow the larger, more meaningful changes to occur, signaling a true change in a company’s relation to the market.

In calculating growth and value weights, stocks with missing or negative values for B/P, or missing values for I/B/E/S growth (negative I/B/E/S growth is valid), or missing sales per share historical growth (6 years of quarterly numbers are required), are allocated by using the mean value score of the Industry Classification Benchmark (“ICB”) industry, subsector or sector group of the Russell 2000® Index into which the company falls. Each missing (or negative B/P) variable is substituted with the industry, subsector or sector group independently. An industry must have five members or the substitution reverts to the subsector, and so forth to the sector. In addition, a weighted value score is calculated for securities with low analyst coverage for I/B/E/S medium-term growth. For securities with coverage by a single analyst, 2/3 of the industry, subsector, or sector group value score is weighted with 1/3 the security’s independent value score. For those securities with coverage by two analysts, 2/3 of the independent security’s value score is used and only 1/3 of the industry, subsector, or sector group is weighted. For those securities with at least three analysts contributing to the I/B/E/S medium-term growth, 100% of the independent security’s value score is used.

Selection of Stocks Comprising the Russell 2000® Index

All companies eligible for inclusion in the Russell 2000® Index must be classified as a U.S. company under FTSE Russell’s country-assignment methodology. If a company is incorporated, has a stated headquarters location, and trades in the same country (American Depositary Receipts and American Depositary Shares are not eligible), then the company is assigned to its country of incorporation. If any of the three factors are not the same, FTSE Russell defines three Home Country Indicators (“HCIs”): country of incorporation, country of headquarters, and country of the most liquid exchange (as defined by a two-year average daily dollar trading volume) from all exchanges within a country. Using the HCIs, FTSE Russell compares the primary location of the company’s assets with the three HCIs. If the primary location of its assets matches any of the HCIs, then the company is assigned to the primary location of its assets. If there is insufficient information to determine the country in which the company’s assets are primarily located, FTSE Russell will use the country from which the company’s revenues are primarily derived for the comparison with the three HCIs in a similar manner. FTSE Russell uses the average of two years of assets or revenues data to reduce potential turnover. If conclusive country details cannot be derived from assets or revenues data, FTSE Russell will assign the company to the country of its headquarters, which is defined as the address of the company’s principal executive offices, unless that country is a Benefit Driven Incorporation (“BDI”) country, in which case the company will be assigned to the country of its most liquid stock exchange. BDI countries include: Anguilla, Antigua and Barbuda, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Guernsey, Isle of Man, Jersey, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten, and Turks and Caicos Islands. For any companies incorporated or headquartered in a U.S. territory, including Puerto Rico, Guam, and U.S. Virgin Islands, a U.S. HCI is assigned.

All securities eligible for inclusion in the Russell 2000® Index must trade on a major U.S. exchange. Stocks must have a closing price at or above $1.00 on their primary exchange on the last trading day in May to be eligible for inclusion during annual reconstitution. However, in order to reduce unnecessary turnover, if an existing member’s closing price is less than $1.00 on the last day of May, it will be considered eligible if the average of the daily closing prices (from its primary exchange) during the month of May is equal to or greater than $1.00. Initial public offerings are added each quarter and must have a closing price at or above $1.00 on the last day of their eligibility period in order to qualify for index inclusion. If an existing stock does not trade on the “rank day” (typically the last trading day in May but a confirmed timetable is announced each spring) but does have a closing price at or above $1.00 on another eligible U.S. exchange, that stock will be eligible for inclusion.

An important criterion used to determine the list of securities eligible for the Russell 2000® Index is total market capitalization, which is defined as the market price as of the last trading day in May for those securities being considered at annual reconstitution times the

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the iShares® Russell 2000® Value ETF and the iShares® Expanded Tech-Software Sector ETF due April 22, 2030

total number of shares outstanding. Where applicable, common stock, non-restricted exchangeable shares and partnership units/membership interests are used to determine market capitalization. Any other form of shares such as preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights, installment receipts or trust receipts, are excluded from the calculation. If multiple share classes of common stock exist, they are combined. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. If multiple share classes exist, the pricing vehicle will be designated as the share class with the highest two-year trading volume as of the rank day in May.

Companies with a total market capitalization of less than $30 million are not eligible for the Russell 2000® Index. Similarly, companies with only 5% or less of their shares available in the marketplace are not eligible for the Russell 2000® Index.  Royalty trusts, limited liability companies, closed-end investment companies (companies that are required to report Acquired Fund Fees and Expenses, as defined by the SEC, including business development companies), blank check companies, special purpose acquisition companies, and limited partnerships are also ineligible for inclusion. Bulletin board, pink sheets, and over-the-counter traded securities are not eligible for inclusion. Exchange traded funds and mutual funds are also excluded.

Annual reconstitution is a process by which the Russell 2000® Index is completely rebuilt. Based on closing prices of the company’s common stock on its primary exchange on the rank day of May of each year, FTSE Russell reconstitutes the composition of the Russell 2000® Index using the then existing market capitalizations of eligible companies. Reconstitution of the Russell 2000® Index occurs on the last Friday in June or, when the last Friday in June is the 29th or 30th, reconstitution occurs on the prior Friday. In addition, FTSE Russell adds initial public offerings to the Russell 2000® Index on a quarterly basis based on total market capitalization ranking within the market-adjusted capitalization breaks established during the most recent reconstitution. After membership is determined, a security’s shares are adjusted to include only those shares available to the public. This is often referred to as “free float.” The purpose of the adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set.

Historical Performance of the IWN

The following graph sets forth the daily historical performance of the IWN in the period from January 2, 2021 through the Pricing Date. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents the IWN’s Threshold Value of $146.125, which is 70% of the IWN’s Starting Value of $208.75.

This historical data on the IWN is not necessarily indicative of the future performance of the IWN or what the value of the Securities may be. Any historical upward or downward trend in the price of the IWN during any period set forth above is not an indication that the price of the IWN is more or less likely to increase or decrease at any time over the term of the Securities.

Before investing in the Securities, you should consult publicly available sources for the prices and trading pattern of the IWN.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the iShares® Russell 2000® Value ETF and the iShares® Expanded Tech-Software Sector ETF due April 22, 2030

The iShares® Expanded Tech-Software Sector ETF

The shares of the IGV are issued by iShares® Trust, a registered investment company. The IGV seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P North American Expanded Technology Software IndexTM, its underlying index. The IGV is composed of North American equities in the software industry and select North American equities from interactive home entertainment and interactive media and services industries. The IGV typically earns income dividends from securities included in the IGV. These amounts, net of expenses and taxes (if applicable), are passed along to the IGV’s shareholders as “ordinary income.” In addition, the IGV realizes capital gains or losses whenever it sells securities. Net long-term capital gains are distributed to shareholders as “capital gain distributions.” However, because the Securities are linked only to the share price of the IGV, you will not be entitled to receive income, dividend, or capital gain distributions from the IGV or any equivalent payments. BFA is the investment adviser to the IGV. The shares of the IGV trade on the NYSE Arca under the ticker symbol “IGV.”

As investment adviser, BFA has overall responsibility for the general management and administration of the IGV. For its investment advisory services to the IGV, BFA is paid a management fee correlating to the IGV’s allocable portion of an aggregate management fee calculated based on the aggregate average daily net assets of a group of iShares funds, as follows: 0.4800% per annum of the aggregate net assets less than or equal to $10.0 billion, plus 0.4300% per annum of the aggregate net assets over $10.0 billion, up to and including $20.0 billion, plus 0.3800% per annum of the aggregate net assets over $20.0 billion up to and including $30.0 billion, plus 0.3420% per annum of the aggregate net assets over $30.0 billion, up to and including $40.0 billion, plus 0.3078% per annum of the aggregate net assets in excess of $40.0 billion.

The shares of the IGV are registered under the Securities Exchange Act of 1934, as amended. Accordingly, information filed with the SEC relating to the IGV, including its periodic financial reports, may be found on the SEC website.

S&P North American Expanded Technology Software IndexTM

The underlying index is a capped modified market capitalization-based index that measures the performance of U.S.-traded stocks from the software industry and select companies from the interactive home entertainment and interactive media and services industries in the U.S. and Canada, as determined by S&P Dow Jones Indices. The underlying index is reported by Bloomberg L.P. under the ticker symbol “SPNASEUP.”

Underlying Index Composition and Construction

 The underlying index is comprised of the constituents of the S&P North American Technology Software IndexTM (the “Parent Index”) and any eligible “Supplementary Stocks” (as defined below). S&P Dow Jones Indices assigns constituents to the Parent Index based on the constituent’s classification under the Global Industry Classification Standard (“GICS®”). The Parent Index is a capped modified market capitalization-based index that measures the performance of the securities classified under the GICS® application software and systems software sub-industries.

A “Supplementary Stock” is a stock that is not included in the list of eligible GICS® classifications but otherwise meets all eligibility criteria of the Parent Index. Although a Supplementary Stock is not included in the Parent Index, it will be included in the underlying index.

Additions and Deletions

Additions to the Parent Index are added to the underlying index simultaneously. With the exception of the Supplementary Stocks, constituents removed from the Parent Index are removed from the underlying index simultaneously. If a Supplementary Stock is removed from the S&P TMI, it is removed from the underlying index simultaneously.

Constituent Weightings

At each quarterly rebalancing the underlying index is weighted by float-adjusted market capitalization, subject to the following diversification requirements:

●The weight of a single company cannot exceed 8.5%.

●The aggregate weight of the companies in the underlying index with a weight greater than 4.5% cannot exceed 45%.

Underlying Index Maintenance

All underlying index adjustments and corporate action treatments follow the Parent Index.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the iShares® Russell 2000® Value ETF and the iShares® Expanded Tech-Software Sector ETF due April 22, 2030

Parent Index Composition and Construction

Index Universe:

To be eligible for inclusion in the Parent Index, the company must be a member of either the S&P Total Market Index (the “S&P TMI”) or the S&P/TSX Composite Index (the “S&P TSX”).

●The S&P TMI offers broad market exposure to companies of all market capitalizations, including all U.S. common equities with a primary listing on the New York Stock Exchange (“NYSE”), NYSE Arca, NYSE American, Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX, Cboe BYX, Cboe EDGA or Cboe EDGX exchanges. Only U.S. companies are eligible for inclusion in the S&P TMI.

●The S&P TSX is a broad market measure for the Canadian equity markets and includes common stocks and income trust units. Canadian companies included in the S&P TSX must meet minimum market capitalization requirements based on their volume weighted average prices on the Toronto Stock Exchange.

 Eligibility Criteria as of Each Rebalancing Include:

●Market Capitalization. The company must have full market capitalization above its sector capitalization cutoff of US$ 1.4 billion as of the rebalancing reference date to be added to the Parent Index. This cutoff is subject to change depending on market requirements. Current constituents of the Parent Index with a full market capitalization below 50% of their sector capitalization cutoff are removed.

●Liquidity. Stocks must have a liquidity ratio greater than 30%. The liquidity ratio is defined as the annualized dollar value traded over the previous six months divided by the average full market capitalization over the previous six months. The length of time to evaluate liquidity is reduced to the available trading period for initial public offerings or spin-offs that do not have six months of trading history. If a stock has been trading for fewer than six calendar months, the stock’s average daily share volume for its entire trading history is used to calculate its liquidity ratio. Current constituents of the Parent Index with a liquidity ratio less than 15%, based on annualized dollar value traded for the prior six calendar months, are removed.

●Public Float. Companies with a public float below 20% are not eligible (or 10% for current constituents of the Parent Index).

●Exchange Listing. The company’s stock must trade on the NYSE, Nasdaq Global Select Market and CBOE. Only actual common shares outstanding are eligible for inclusion. Canadian companies with common shares listed on the above exchanges are eligible for inclusion, but American Depositary Receipts are not eligible.

●GICS Sector Classification. Companies classified as part of one of the following GICS® classifications are eligible: application software sub-industry or systems software sub-industry.

●Minimum Constituent Count. At each quarterly rebalancing, if the constituent count is less than 22 after applying the rules set forth in the eligibility criteria, the market capitalization requirement is relaxed so that the next largest non-constituent in the eligible universe is added until the constituent count reaches 22. A buffer is applied such that a stock being added must have a float-adjusted market capitalization greater than 1.2 times (or 20% higher than) the stock it is replacing. The buffer is evaluated on each stock addition relative to the current stock it is replacing. For example, the largest non-index stock by float-adjusted market capitalization is evaluated against the smallest index constituent, the second largest non-index stock is evaluated against the second smallest index constituent, etc. This process is repeated until no stock additions exceed the buffer.

●Multiple Classes of Stock. All publicly listed multiple share class lines are eligible for inclusion in the Parent Index, subject to meeting the eligibility criteria.

Constituent Weightings

The Parent Index is weighted by float-adjusted market capitalization, subject to the diversification rules outlined below. The weight removed from a company due to the diversification rules is proportionally redistributed among all other uncapped index constituents. The weight of a particular company in the Parent Index is capped at 8.5%.

The following procedure is used to ensure that no index constituent weighting exceeds the pre-defined maximum weight as of the rebalancing reference date:

1.The reference date for pricing is the Thursday prior to the second Friday of March, June, September and December.

2.With prices reflected on the pricing reference date, and membership, shares outstanding and investable weight factors as of the

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the iShares® Russell 2000® Value ETF and the iShares® Expanded Tech-Software Sector ETF due April 22, 2030

rebalancing effective date, each company is weighted by float-adjusted market capitalization.

3.If any company’s weight exceeds 8.5%, that company’s weight is capped at the maximum level and all excess weight is proportionally redistributed to all uncapped companies within the Parent Index. If, after this redistribution, any company breaches the weight cap, the process is repeated iteratively until no company breaches the company capping rule.

4.Then, the aggregate weight of the companies in the Parent Index with a weight greater than 4.5% cannot exceed 45%. These caps are set to allow for a buffer below the respective 5% and 50% limits.

5.If the rule in step 4 is breached, all the companies are ranked in descending order of their weights and the company with the lowest weight that causes the 45% limit to be breached is reduced either until the rule in step 4 is satisfied or its individual weight falls to 4.5%.

6.This excess weight is proportionally redistributed to all companies with weights below 4.5%. Any stock that receives weight cannot breach the 4.5% cap. This process is repeated iteratively until step 4 is satisfied or until all stocks are greater than or equal to 4.5%.

Parent Index Calculation

The Parent Index is a capped modified market capitalization-weighted index where index constituents have a defined weight in the Parent Index. The index value of the Parent Index is simply the market value of the Parent Index divided by the index divisor:

Index Market Value =  × Sharesi × IWFi  × AWFi

Where:

Pi = the price of stock i;

Sharesi = the outstanding shares of stock i;

IWFi = the float factor of stock i (as defined below);

AWFi = the adjustment factor of stock i assigned at each index rebalancing date, t, which adjusts the market capitalization for all index constituents to achieve the user-defined weight, while maintaining the total market value of the overall index

The AWF for each index constituent, i, at rebalancing date, t, is calculated as:

Where:

Wi,t = the uncapped weight of stock i on rebalancing date t based on the float-adjusted market capitalization of all index constituents;

CWi,t = the capped weight of stock i on rebalancing date t as determined by the capping rules described under “—Constituent Weightings” above.

The Parent Index is calculated in U.S. dollars.

Float Adjustment. Under float adjustment, the share counts used in calculating the Parent Index reflect only those shares available to investors rather than a company’s total outstanding shares. Float adjustment excludes shares that are held by other publicly traded companies, government agencies, or certain types of strategic shareholders.

For each component, S&P Dow Jones Indices calculates an Investable Weight Factor (“IWF”), which represents the portion of the total shares outstanding that are considered part of the public float for purposes of the Parent Index.

The purpose of the divisor is to maintain continuity of the level of the Parent Index following the implementation of corporate actions, index rebalancing events, or other non-market driven actions. To assure that the Parent Index’s value, or level, does not change when stocks are added or deleted, the divisor is adjusted to offset the change in market value of the Parent Index. Thus, the divisor plays a critical role in the Parent Index’s ability to provide a continuous measure of market valuation when faced with changes to the stocks included in the Parent Index. In a similar manner, some corporate actions that cause changes in the market value of the stocks in the Parent Index should not be reflected in the level of the Parent Index. Adjustments are made to the divisor to eliminate the impact of

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the iShares® Russell 2000® Value ETF and the iShares® Expanded Tech-Software Sector ETF due April 22, 2030

these corporate actions on the Parent Index’s value.

Parent Index Maintenance

Rebalancing

Index membership is reviewed semi-annually, effective after the market close on the third Friday of June and December, respectively. The reconstitution reference date is after the market close of the last trading date of the previous month.

Weight capping is applied quarterly, after the market close on the third Friday of March, June, September, and December. Constituents’ index shares are calculated using closing prices on the Thursday prior to the second Friday of the rebalancing month as the reference price. Index shares are calculated and assigned to each stock to arrive at the weights determined on the reference date. Since index shares are assigned in advance, the actual weight of each stock at the rebalancing differs from these weights due to market movements.

Additions

Except for spin-offs, companies can only be added to the Parent Index at the time of the semi-annual reconstitution. All companies not already in the Parent Index, which meet the eligibility criteria on the reconstitution reference date, are added to the Parent Index prior to the open of trading on the reconstitution date.

Deletions

Between rebalancings, a company can be deleted from the Parent Index due to corporate events such as mergers, acquisitions, takeovers or delistings. Deleted constituents are not replaced. In the case of GICS® changes, where a company does not belong to a qualifying sector after a classification change, it is removed from the Parent Index at the next reconstitution.

Spin-offs

The spin-off is added to the Parent Index at a zero price after the market close of the day before the ex-date (with no divisor adjustment). If the spin-off remains in the underlying universe (the S&P TMI or the S&P TSX), both the parent and the spin-off will remain in the Parent Index until the next index reconstitution, at which time each will be evaluated for continued membership. If the spin-off does not remain in the underlying universe, the spin-off is then removed from the Parent Index after the close of its first day of regular way trading (with a divisor adjustment).

Other Corporate Actions

The Parent Index will be adjusted for other corporate actions, such as changes in shares outstanding, stock splits or reverse splits, special dividends, right offerings and mergers and acquisitions.

Other Adjustments

In cases where there is no achievable market price for a stock being deleted, it can be removed at a zero or minimal price at the Index Committee’s (defined below) discretion, in recognition of the constraints faced by investors in trading bankrupt or suspended stocks.

Index Governance

An S&P Dow Jones Indices Index Committee (“Index Committee”) maintains the Parent Index and underlying index. All members are full-time professional members of S&P Dow Jones Indices’ staff. At each meeting, the Index Committee reviews pending corporate actions that may affect index constituents, statistics comparing the composition of the indices to the market, companies that are being considered as candidates for addition to an index, and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

S&P Dow Jones Indices considers information about changes to its U.S. indices and related matters to be potentially market moving and material. Therefore, all Index Committee discussions are confidential.

S&P Dow Jones Indices’ Index Committees reserve the right to make exceptions when applying the methodology if the need arises. In any scenario where the treatment differs from the general rules stated in this document or supplemental documents, clients will receive sufficient notice, whenever possible.

In addition to the daily governance of indices and maintenance of index methodologies, at least once within any 12-month period, the Index Committee reviews the methodology to ensure the indices continue to achieve the stated objectives, and that the data and methodology remain effective. In certain instances, S&P Dow Jones Indices may publish a consultation inviting comments from external parties.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the iShares® Russell 2000® Value ETF and the iShares® Expanded Tech-Software Sector ETF due April 22, 2030

Historical Performance of the IGV

The following graph sets forth the daily historical performance of the IGV in the period from January 2, 2021 through the Pricing Date. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents the IGV’s Threshold Value of $73.038, which is 70% of the IGV’s Starting Value of $104.34.

This historical data on the IGV is not necessarily indicative of the future performance of the IGV or what the value of the Securities may be. Any historical upward or downward trend in the price of the IGV during any period set forth above is not an indication that the price of the IGV is more or less likely to increase or decrease at any time over the term of the Securities.

Before investing in the Securities, you should consult publicly available sources for the prices and trading pattern of the IGV.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the iShares® Russell 2000® Value ETF and the iShares® Expanded Tech-Software Sector ETF due April 22, 2030

Structuring the Securities

The Securities are our debt securities, the return on which is linked to the performance of the Underlyings. The related guarantee is BAC’s obligation. Any payments on the Securities, including payment of the Maturity Payment Amount, depend on the credit risk of BofA Finance and BAC and on the performance of the Underlyings. As is the case for all of our and BAC’s respective debt securities, including our market-linked securities, the economic terms of the Securities reflect our and BAC’s actual or perceived creditworthiness at the time of pricing. In addition, because market-linked securities result in increased operational, funding and liability management costs to us and BAC, BAC typically borrows the funds under these types of securities at a rate, which we refer to in this pricing supplement as BAC’s internal funding rate, that is more favorable to BAC than the rate that it might pay for a conventional fixed or floating rate debt security. This generally relatively lower internal funding rate, which is reflected in the economic terms of the Securities, along with the fees and charges associated with market-linked securities, resulted in the initial estimated value of the Securities on the Pricing Date being less than their public offering price.

The initial estimated value of the Securities as of the Pricing Date is set forth on the cover page of this pricing supplement.

In order to meet our payment obligations on the Securities, at the time we issue the Securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates. The terms of these hedging arrangements are determined based upon terms provided by BofAS and its affiliates, and take into account a number of factors, including our and BAC’s creditworthiness, interest rate movements, the volatility of the Underlying, the tenor of the Securities and the hedging arrangements. The economic terms of the Securities and their initial estimated value depend in part on the terms of these hedging arrangements.

BofAS has advised us that the hedging arrangements will include hedging related charges, reflecting the costs associated with, and our affiliates’ profit earned from, these hedging arrangements. Since hedging entails risk and may be influenced by unpredictable market forces, actual profits or losses from these hedging transactions may be more or less than any expected amounts.

For further information, see “Selected Risk Considerations” beginning on page PS-9 above and “Use of Proceeds” on page 15 of the accompanying prospectus.

Validity of the Securities

In the opinion of Sidley Austin LLP, as counsel to BofA Finance and BAC, when the trustee has made the appropriate entries or notations on Schedule 1 to the master global note that represents the Securities (the “Master Note”) identifying the Securities offered hereby as supplemental obligations thereunder in accordance with the instructions of BofA Finance, and the Securities have been delivered against payment as contemplated herein, such Securities will be valid and binding obligations of BofA Finance, and the related guarantee will be a valid and binding obligation of BAC, in each case, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the Delaware Limited Liability Company Act, the Delaware General Corporation Law and the laws of the State of New York as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and due authentication of the Master Note and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated October 1, 2025 which has been filed as Exhibit 5.3 to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on October 1, 2025.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® 20+ Year Treasury Bond ETF, the iShares® Russell 2000® Value ETF and the iShares® Expanded Tech-Software Sector ETF due April 22, 2030

U.S. Federal Income Tax Summary

You should consider the U.S. federal income and estate tax consequences of an investment in the Securities, including the following:

•There is no statutory, judicial, or administrative authority directly addressing the characterization of the Securities.

•You agree with us (in the absence of an administrative determination, or judicial ruling to the contrary) to characterize and treat the Securities for all tax purposes as single financial contracts with respect to the Underlyings. In the opinion of Sidley Austin LLP, our tax counsel, the U.S. federal income tax characterization and treatment of the Securities described herein is a reasonable interpretation of current law.

•Under this characterization and tax treatment of the Securities, a U.S. Holder (as defined on page 76 of the accompanying prospectus) generally will recognize capital gain or loss upon maturity or upon a sale, exchange or redemption of the Securities prior to maturity. This capital gain or loss generally will be long-term capital gain or loss if you held the Securities for more than one year.

•No assurance can be given that the Internal Revenue Service (“IRS”) or any court will agree with this characterization and tax treatment.

•In addition, there may exist a risk that an investment in the Securities will be treated, in whole or in part, as a “constructive ownership transaction” to which Section 1260 of the Code applies. If Section 1260 of the Code applies, all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of the Securities will be recharacterized as ordinary income. Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the Securities.

•Under current IRS guidance, withholding on “dividend equivalent” payments (as discussed in the accompanying product supplement), if any, will not apply to Securities that are issued as of the date of this pricing supplement unless such Securities are “delta-one” instruments. Based on our determination that the Securities are not delta-one instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the Securities.

•Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the Securities are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the Securities.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the Securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws. You should review carefully the discussion under the section entitled “U.S. Federal Income Tax Summary” beginning on page PS-45 of the accompanying product supplement.